UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2010

MIDDLEBROOK PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-50414	52-2208264
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100, Westlake, Texas	76262
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 837-1200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 6, 2010, MiddleBrook Pharmaceuticals, Inc. (the “Company” or “MiddleBrook”) received a notice of default from Minkoff Development Corporation, on behalf of Seneca Meadows Corporate Center III LLLP (“Seneca III”), with respect to default under (1) the Lease #1 Documents (as defined below) entered into in connection with the Company’s lease of the premises located at 20443-20445 Seneca Meadows Parkway (the “Lease #1 Premises”) in Germantown, Maryland from Seneca III (“Lease #1”) and (2) that certain Promissory Note, dated May 1, 2009, issued by the Company for the benefit of Seneca III with an original principal amount of $606,225.00 (the “Note”). The “Lease #1 Documents” include the following: Agreement of Sublease (“Sublease”), dated August 4, 2004, between MiddleBrook and Large Scale Biology Corporation (“LSBC”); Seneca III’s Consent to Sublease dated August 2, 2004 (“Consent”); Supplement to Sublease, dated August 24, 2004, between Seneca III and MiddleBrook; Agreement, dated August 11, 2006, between Seneca III and MiddleBrook (where MiddleBrook agreed to attorn to and become the direct tenant of Seneca III under the Sublease, Consent and Prime Lease Agreement, dated July 26, 2000, between Seneca III and LSBC (as assignee)); Amendment to Lease, dated February 4, 2008, between Seneca III and MiddleBrook; and Second Amendment to Lease, dated April 23, 2009, between Seneca III and MiddleBrook.

The notice of default with respect to the Lease #1 Documents and the Note states that the defaults resulted from the Company’s failure to remit its scheduled lease payments under Lease #1, totaling $31,899.55 due on April 1, 2010 (“Lease Payment #1”), and its scheduled principal and interest payment under the Note of $31,031.71 due on April 1, 2010 (the “Note Payment”). The terms of Lease #1 provide that an event of default under Lease #1 could give Seneca III the right to re-possess the Lease #1 Premises, distrain for rent, apply the security deposit to satisfy amounts due, and claim damages for the loss of rent sustained by Seneca III for the balance of the term of Lease #1. In addition, default under the Note could cause the entire unpaid principal balance under the Note, together with accrued interest, to become immediately due and payable. Upon default and acceleration of payment under the Note, the rate of interest would be automatically increased, from the date of default until the Note is paid in full, from eight percent (8%) per annum to fifteen percent (15%) per annum.

Additionally, on April 6, 2010, the Company received a notice of default from Minkoff Development Corporation, on behalf of Seneca Meadows Corporate Center II LLC (“Seneca II”), the Company’s landlord under that certain Lease, dated August 1, 2002, between MiddleBrook and Seneca II with respect to the premises located at 20417-20435 Seneca Meadows Parkway (the “Lease #2 Premises”) in Germantown, Maryland (“Lease #2”). The notice of default states that the default resulted from the Company’s failure to make its scheduled lease payments under Lease #2 totaling $109,550.65, which were due on April 1, 2010. An event of default under Lease #2 could give Seneca II the right to re-possess the Lease #2 Premises, distrain for rent, apply the security deposit to satisfy amounts due, and claim damages for the loss of rent sustained by Seneca II for the balance of the term of Lease #2.

The Company is in discussions with Seneca III and Seneca II to resolve its obligations under the Lease #1 Documents, the Note and Lease #2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBROOK PHARMACEUTICALS, INC.

Date: April 12, 2010	By:	/s/ David Becker

David Becker
Executive Vice President and Chief Financial Officer and Acting President and Chief Executive Officer